Exhibit 10.1

FIRST AMENDMENT TO

STIFEL FINANCIAL CORP.

WEALTH ACCUMULATION PLAN

2015 RESTATEMENT

Stifel Financial Corp. (“the Company”) previously established the Stifel Financial Corp. Wealth Accumulation Plan (the “Plan”).  The Company has amended the Plan from time to time, most recently in the form of a complete amendment and restatement, dated May 5, 2015 (the “2015 Restatement”).

The Company now desires to amend the Plan further to clarify certain retirement provisions under the Plan and to add additional flexibility to the award types identified in Appendix A of the Plan.

NOW, THEREFORE, the Plan is hereby amended in the following respects:

1.The following language is inserted after the word “Accounts” and before the words “that are not vested” in the first sentence of paragraph (a) of Section 5.3 (Extended Vesting for Noncompetition):

“… that are coded as “Mandatory” (M) or “Elective” (E) pursuant to Appendix A and …”

2.The following language is inserted after the words “Normal Retirement Age,” and before the words “but, at the discretion of the CEO” in the first sentence of paragraph (b) of Section 5.3 (Extended Vesting for Noncompetition):

“… or incurs a Termination of Employment after attaining his or her Normal Retirement Age in the case of an Account that is not coded as “Mandatory” (M) or “Elective” (E) pursuant to Appendix A, …”

3.The following sentence hereby added to the end of existing Section 5.4 (Forefeiture):

“In addition, a Participant shall forfeit nonvested amounts credited to the Participant’s Accounts that are not coded as “Mandatory” (M) or “Elective” (E) pursuant to Appendix A upon a Termination of Employment after Normal Retirement Age before such Accounts vest in accordance with Section 5.2, subject to restoration of forfeitures upon re-employment as provided in Section 5.5.”

4.The following language is inserted after the words “Account of the Participant” and before the words “becomes vested” in the first sentence of Section 7.4 (Payment of Benefits Upon Retirement):

“… that is coded as “Mandatory” (M) or “Elective” (E) pursuant to Appendix A …”

5.The following language is inserted after the words “his or her Accounts,” and before the words “the vested portion” in the first sentence of Section 7.5 (Payment of Benefits Upon Termination of Employment Prior to Death, Disability or Retirement):

“… or incurs a Termination of Employment after his or her Normal Retirement Age in the case of an Account that is not coded as “Mandatory” (M) or “Elective” (E) pursuant to Appendix A, …”

6.Appendix A of the Plan is hereby amended by adding the following paragraph below the paragraph that begins “OTHER FEATURES”:

“Note: an award identified with two Types each with an associated Term will be treated as the first Type of award through the first Term and thereafter as the second Type of award through the second Term.

For example, “A-0.5 NCS-3 M R” is an award that vests ratably over three years, but is treated as an Admin deferral hiring grant during the first six months and a Non-Competition/Solicitation hiring grant award thereafter.”

IN WITNESS WHEREOF, Stifel Financial Corp. has caused this instrument to be executed by its duly authorized officer this 20th day of November, 2015.

STIFEL FINANCIAL CORP.

By:/s/ Mark P. Fisher

Title:General Counsel